UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 27, 2012

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6000 Spine Road, Suite 100, Boulder, CO 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 27, 2012, the Fifth Amendment, dated May 16, 2012 (the “Fifth Amendment”), to our Satellite Capacity Lease (as amended to date, the “Lease”) between Transponder Encryption Services Corporation (“TESC”) and our wholly owned subsidiary, Colorado Satellite Broadcasting, Inc., a Colorado corporation (“CSB”), became effective. The Lease governs the terms for the distribution of CSB programming to customers of the DISH Network through video channel capacity leased from TESC.  The Fifth Amendment, among other things, revises the pricing terms and programming specifications applicable to the Lease. All other terms and conditions in the Lease as in effect immediately prior to the Fifth Amendment remain in full force and effect thereafter.

The Fifth Amendment is filed, with confidential portions redacted, as an exhibit to this Current Report on Form 8-K. A copy of the Lease is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.  Investors are encouraged to read the Lease and the Fifth Amendment in their entirety because they contain important terms not discussed in this current report.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1*	Fifth Amendment to Satellite Capacity Lease between Colorado Satellite Broadcasting, Inc. and Transponder Encryption Services Corporation.

* Confidential portions of this agreement have been redacted pursuant to a confidential treatment request filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2012	NEW FRONTIER MEDIA, INC.

	By:	/s/ Marc Callipari
	Name:	Marc Callipari
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1*	Fifth Amendment to Satellite Capacity Lease between Colorado Satellite Broadcasting, Inc. and Transponder Encryption Services Corporation.

* Confidential portions of this agreement have been redacted pursuant to a confidential treatment request filed separately with the SEC.